Exhibit 99.1

WIZE PHARMA ANNOUNCES REVERSE STOCK SPLIT EFFECTIVE MARCH 5, 2018

HOD HASHARON, Israel, March 5, 2018 - Wize Pharma, Inc. (OTCQB: WIZP), a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, today announced the Company’s previously approved 1-for-24 reverse split of its common stock will take effect upon the opening of the market on Monday, March 5, 2018. Each 24 shares of issued and outstanding common stock will be converted into 1 share of common stock. The Company’s split-adjusted common stock will trade under the ticker symbol “WIZPD” for 20 days, after which time the “D” will be removed and the stock will resume trading under the ticker symbol “WIZP”.

The reverse stock split will reduce the number of issued and outstanding common stock from approximately 104 million to approximately 4.3 million. Fractional shares of common stock will be rounded up to the nearest whole share. The conversion price of the Company’s securities and the number shares of common stock issuable upon conversion will be split-adjusted. The common stock post reverse split will have a new CUSIP number of 97751M 207.

“The split-adjusted common stock price, we believe, will enhance our common stock’s visibility and appeal to a broader range of investors, thereby increasing liquidity, and supporting shareholder value,” stated Wize’s Chairman, Ron Mayron.

About Wize

Wize Pharma, Inc. is a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including dry eye syndrome (DES). Wize has in-licensed certain rights to purchase, market, sell and distribute a formula known as LO2A, a drug developed for the treatment of DES, and other ophthalmological illnesses, including Conjunctivochalasis (CCH) and Sjögren’s syndrome (Sjögren’s).

LO2A is currently registered and marketed by its inventor in Germany and Switzerland for the treatment of DES, in Hungary for the treatment of DES and CCH and in the Netherlands for the treatment of DES and Sjögren’s. Wize’s strategy involves engaging local or multinational distributors to handle the distribution of LO2A. Wize is currently conducting a Phase II trial of LO2A for DES in patients with CCH and plans to commence a Phase IV study for LO2A for DES in patients with Sjögren’s.

Forward Looking Statements

Wize cautions you that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. For example, when we discuss our market potential, we are using a forward-looking statement. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Wize’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks related to the substantial debt that we have incurred; our needs for additional financing; our dependence on a single compound, LO2A and on the continuation of our license to commercialize LO2A; our inability to expand our rights under our license of LO2A; the initiation, timing, progress and results of our trials and product candidate development efforts; our ability to advance LO2A into clinical trials or to successfully complete our preclinical studies or clinical trials; our receipt of regulatory approvals for LO2A, and the timing of other regulatory filings and approvals; the clinical development, commercialization and market acceptance of LO2A; our ability to establish and maintain corporate collaborations; the implementation of our business model and strategic plans for our business and product candidates; the scope of protection we are able to establish and maintain for intellectual property rights covering LO2A and our ability to operate our business without infringing the intellectual property rights of others; estimates of our expenses, future revenues, and capital requirements; competitive companies, technologies and our industry; and statements as to the impact of the political and security situation in Israel on our business. More detailed information about the risks and uncertainties affecting Wize is contained under the heading “Risk Factors” included in Wize’s Registration Statement on Form S-1 filed with the SEC on February 6, 2018, and in other filings that Wize has made and may make with the SEC in the future. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Wize does not undertake any obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For all investor enquiries, please contact:

Noam Danenberg

Chief Operating Officer

+972-72-260-0536

noam@wizepharma.com